   As filed with the Securities and Exchange Commission on February 19, 1997
                                                  Registration No. 333-_________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                            OVERSEAS FILMGROUP, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               13-3751702
      (State or other jurisdiction          (IRS Employer Identification No.)
    of incorporation or organization)

                              8800 SUNSET BOULEVARD
                         LOS ANGELES, CALIFORNIA  90069
               (Address of principal executive offices) (Zip Code)

                             -----------------------

           1996 BASIC STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                            (Full title of the Plans)

                             -----------------------

                              ELLEN DINERMAN LITTLE
              CO-CHAIRMAN, PRESIDENT AND CO-CHIEF EXECUTIVE OFFICER
                            OVERSEAS FILMGROUP, INC.
                              8800 SUNSET BOULEVARD
                         LOS ANGELES, CALIFORNIA  90069
           (Name and address, including zip code of agent for service)
                                 (310) 855-1199
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------

                                                             Proposed             Proposed
      Title of                                                Maximum             Maximum
     Securities                           Amount             Offering            Aggregate           Amount of
        to be                              to be               Price             Offering          Registration
     Registered                        Registered(1)         per Share             Price                Fee
     ----------                        ----------            ---------             -----                ---

1996 BASIC STOCK OPTION AND
STOCK APPRECIATION RIGHTS PLAN

Options to Purchase                       550,000               N/A                 N/A                 N/A
Common Stock

Common Stock,
$.001 par value                       550,000 shares          $4.51(2)          $2,480,500(2)          $752

---------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Basic Stock Option and Stock Appreciation Rights Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Overseas Filmgroup, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Overseas Filmgroup, Inc. on February 14, 1997, as reported on the OTC Bulletin Board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Overseas Filmgroup, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):


     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1995 filed with the SEC on February 28, 1996;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 1996, May 31, 1996 and August 31, 1996, filed with the SEC on April 15, 1996, July 15, 1996, and October 15, 1996, respectively; and the Registrant's Form 10-Q/A amending the Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1996;

     (c) The Registrant's current report on Form 8-K filed with the SEC on November 12, 1996;

     (d) The Registrant's definitive proxy statement filed with the SEC on September 27, 1996, in which there is set forth audited financial statements for the Registrant's fiscal years ended November 30, 1994 and November 30, 1995; and

     (e) The Registrant's Registration Statement No. 0-25308 on Form 8-A filed with the SEC on December 21, 1994, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, as such terms, rights and provisions have been amended by certain exhibits to the Registrant's Current Report on Form 8-K filed with the SEC on November 12, 1996.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the DGCL relating to prohibited dividends or distributions or the repurchase or redemption of stock; or (iv) for any transaction from which the director derives an improper personal benefit. If the DGCL is amended to authorize further elimination or limitation of directors' liability, then the liability of directors of the Company shall automatically be limited to the fullest extent provided by law. The Registrant's Certificate of Incorporation and Bylaws also contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors.

     Each of the directors and executive officers of the Registrant has entered into an indemnity agreement with the Registrant under which the Company will be obligated to indemnify them, to the fullest extent permitted by law, for acting in such capacity.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

   Number      Exhibit
   ------      -------

     4.1       Form of Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 1996
               (the "Form 8-K")).
     4.2       Form of certificate evidencing the Registrant's warrants
               (incorporated by reference to Exhibit 4.2 of the Registrant's
               Registration Statement on Form S-1, Registration Number 33-83624
               (the "Form S-1").
     4.3       Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K).
     4.4       Bylaws (incorporated by reference to Exhibit 3.2 to the
               Form 8-K).
     4.5       Form of Unit Purchase Option granted to Underwriters
               (incorporated by reference to Exhibit 4.3 to the Form S-1).
     4.6       Warrant Agreement between Continental Stock Transfer & Trust company and the Company (incorporated by reference to Exhibit 4.4 of the Form S-1).
     4.7       Letter Agreement amending Unit Purchase Options, dated October
               28, 1996 (incorporated by reference to Exhibit 4.5 to the
               Form 8-K).
     4.8       Warrant issued to Jefferson Capital Group, Ltd. (incorporated by reference to Exhibit 4.8 to the Form 8-K).
     5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1       Consent of BDO Seidman, LLP.
    23.2       Consent of Price Waterhouse LLP.
    23.3       Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
    24         Power of Attorney.  Reference is made to page II-4 of this
               Registration Statement.
    99.1       1996 Basic Stock Option and Stock Appreciation Rights Plan.
    99.2       Notice of Grant of Stock Option.
    99.3       Stock Option Agreement.
    99.4       Stock Purchase Agreement.
    99.5       Notice of Grant of Non-Employee Director Automatic Stock Option.
    99.6       Automatic Stock Option Agreement.


Item 9.  UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Basic Stock Option and Stock Appreciation Rights Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 18th day of February 1997.

                                        OVERSEAS FILMGROUP, INC.


                                        By: /s/ Ellen Dinerman Little
                                           ----------------------------
                                             Ellen Dinerman Little
                                             Co-Chairman, President and
                                             Co-Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Overseas Filmgroup, Inc., a Delaware Corporation, do hereby constitute and appoint Ellen Dinerman Little, Robert B. Little and William F. Lischak and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                   Title                              Date
---------                   -----                              ----


/s/ Ellen Dinerman Little   Co-Chairman, President and         February 18, 1997
-------------------------   Co-Chief Executive Officer
Ellen Dinerman Little       (Co-Principal Executive Officer)

Signature                   Title                              Date
---------                   -----                              ----



/s/ Robert B. Little        Co-Chairman and Co-Chief           February 18, 1997
-------------------------   Executive Officer
Robert B. Little            (Co-Principal Executive
                            Officer)




/s/ William F. Lischak      Chief Operating Officer,           February 18, 1997
-------------------------   Chief Financial Officer,
William F. Lischak          Secretary and Director
                            (Principal Financial and
                            Accounting Officer)



/s/ Steven K. Bannon        Director                           February 18, 1997
-------------------------
Steven K. Bannon



/s/ Scot K. Vorse           Director                           February 18, 1997
-------------------------
Scot K. Vorse



/s/ Jeffrey A. Rochlis      Director                           February 18, 1997
-------------------------
Jeffrey A. Rochlis



/s/ Alessandro Fracassi     Director                           February 18, 1997
-------------------------
Alessandro Fracassi

                                  EXHIBIT INDEX


   Number      Exhibit
   ------      -------


     4.1       Form of Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 1996
               (the "Form 8-K")).
     4.2       Form of certificate evidencing the Registrant's warrants
               (incorporated by reference to Exhibit 4.2 of the Registrant's
               Registration Statement on Form S-1, Registration Number 33-83624
               (the "Form S-1").
     4.3       Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K).
     4.4       Bylaws (incorporated by reference to Exhibit 3.2 to the
               Form 8-K).
     4.5       Form of Unit Purchase Option granted to Underwriters
               (incorporated by reference to Exhibit 4.3 to the Form S-1).
     4.6       Warrant Agreement between Continental Stock Transfer & Trust company and the Company (incorporated by reference to Exhibit 4.4 of the Form S-1).
     4.7       Letter Agreement amending Unit Purchase Options, dated October
               28, 1996 (incorporated by reference to Exhibit 4.5 to the
               Form 8-K).
     4.8       Warrant issued to Jefferson Capital Group, Ltd. (incorporated by reference to Exhibit 4.8 to the Form 8-K).
     5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1       Consent of BDO Seidman, LLP.
    23.2       Consent of Price Waterhouse LLP.
    23.3       Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
    24         Power of Attorney.  Reference is made to page II-4 of this
               Registration Statement.
    99.1       1996 Basic Stock Option and Stock Appreciation Rights Plan.
    99.2       Notice of Grant of Stock Option.
    99.3       Stock Option Agreement.
    99.4       Stock Purchase Agreement.
    99.5       Notice of Grant of Non-Employee Director Automatic Stock Option.
    99.6       Automatic Stock Option Agreement.